Exhibit 99.2

FOR IMMEDIATE RELEASE	For more information, please contact:

Robin Austin

VP, Marketing

+1.214.234.9338 #8116

raustin@isc8.com

ISC8 SETS SECOND QUARTER CONFERENCE CALL

Webcast Scheduled for Thursday, May 24, 2012 at 1:15 PM (PDT)

COSTA MESA, CALIFORNIA — May 16, 2012—ISC8 Inc. (OTCBB:ISCI.OB, “ISC8” or the “Company”) today announced that it will host a conference call to discuss results of its second quarter and first half of fiscal 2012 on Thursday, May 24, 2012 at 1:15 PM Pacific Daylight Time. Analysts and investors who would like to participate in the Q&A Session following the web cast, should request the dial-in number from Investor Relations at ir@isc8.com before noon on Wednesday, May 23, 2012. If you are unable to participate in the Q&A Session, you may e-mail your questions to Investor Relations at ir@isc8.com. Questions will be addressed as time permits.

ISC8’s CEO Bill Joll and CFO Dan Regalado will host the Company’s conference call which will be broadcast live over the Internet and can be accessed by all interested parties via a link on ISC8 homepage at www.isc8.com. To listen to the live call, please go to the ISC8 website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to monitor the live broadcast, a replay will be available on the ISC8 website shortly after the conclusion of the call.

About ISC8

ISC8 is actively engaged in the development and sale of intelligent cyber security solutions for commercial and government environments worldwide. ISC8 provides hardware, software and and service offerings targeting customers that are experiencing data exfiltration and data modifications due to attacks from advanced persistent threats (APTs). The products are intended for commercial and U.S. Government applications and to promote its applications for its 3-D chip stacking technologies, sensor technologies and high density secure memory products to new and existing customers. ISC8 was founded in 1974 and is headquartered in Costa Mesa, California.